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Alliance Data Systems

2001
Incentive
Compensation
Plan

Plan Philosophy

        The Alliance Data System's Incentive Plan ("Plan") is designed to provide an opportunity for additional compensation for eligible associates. The intent of the Plan is to:

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  Improve financial performance and associate satisfaction as integral elements to our business strategy

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  Improve alignment with company goals and strategic imperatives

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  Link a portion of incentive opportunity to company, business unit, associate satisfaction and individual results, and

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  Provide an opportunity for associates to share in the success they help create.

Effective Date

        The Plan Year is January 1, 2001 through December 31, 2001.

Eligibility

        Associates are covered by this Plan if they are:

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  In pay grades 1-11, 21-23, or 32-35.

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  Employed by Alliance Data Systems before October 1, 2001.

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  Newly hired associates or associates promoted into eligible pay grades for the first time before October 1 (prorated based on the number of months they are covered by the Plan).

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  Performing at a satisfactory level as determined by the Company.

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  On active status on the date of award distribution or eligible under guidelines for retirement, disability or leave of absence.

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  Part-time associates working a schedule equal to a minimum of 25 hours per week are eligible for the plan.

        Associates are not eligible if they:

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  Are participating in a sales commission or other incentive plan, unless approved by the EVP/President of a Line of Business (LOB) or of a Business Support Group (BSG).

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  Are temporary or contract employees.

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  Are hired on or after October 1, 2001 or are promoted into an incentive eligible pay grade on or after October 1, 2001.

Compensation

        Annualized base pay as of October 1, 2001 will be used as part of the incentive compensation calculation. The Incentive Compensation (IC) target percentage(s) will be applied to the October 1, 2001 base salary for purposes of calculating the dollar target amount.

Incentive Compensation (IC) Targets

        Each participant has an incentive compensation target. The Compensation Committee of the Board of Directors assigns IC targets for positions on the Executive Committee. The LOB/BSG Executive Vice President approves IC targets for other positions using such factors as job function, reporting level and pay grade.

        Unless otherwise determined, IC targets are shown in the following table. At the beginning of the plan year or at time of hire or promotion, the associate's manager will communicate what the IC percentage will be for the year. IC targets are set at either the low end or high end of the range; for example, someone in grade 8 will have either a 10% target or a 15% target. Incremental numbers between the IC ranges are not used for IC target percentages, i.e., 12.5% would not be set as an IC target.

Grade Level	IC Target (% of 10-1-01 Base Salary)
Member of Executive Committee	Determined by the Board's Compensation Committee
3	35%-45%
4	25%-35%
5	15%-25%
8-10, 21-23, and 33-35	10%-15%
11 & 32	5%-10%

Status Changes

        Status changes can affect the amount of incentive a participant receives. Status changes include:

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  Transfers between Lines of Business

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  New hires

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  Changes in position involving a change in incentive percentage targets

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  Leave of absence

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  Terminations due to retirements, deaths, disabilities, staff reduction, or position elimination

    •        Transfers

        The LOB or BSG a participant is assigned to as of October 1, 2001 will be the area used to determine any payments dependent upon LOB/BSG level of performance (see Weightings Chart). Year-end performance for the LOB/BSG will be used to calculate the incentive amount to be paid for this component. No proration will be done for the amount of time spent in another LOB/BSG over the Plan year.

    •        New Hires or IC Target Changes

        If an associate is hired between January 1 and October 1, 2001 into an IC eligible position, the base salary as of October 1, 2001 will be used the calculate the IC dollar target. This dollar target will be prorated by the number of whole months worked in 2001. For example, if an associate is hired on March 12, the IC dollar target will be prorated by 9/12 (the months of April-December worked as whole months).

    •        IC Target Changes

        If there is a grade level change during the performance period and this triggers a change in incentive percentage target, the incentive will be prorated for the period of time the associate performed in each grade level (starting the first of the month following the change). Note that changes in incentive percentage targets after October 1, 2001 will not be used to calculate incentive compensation.

        The base salary as of October 1, 2001 will still be used to calculate the dollar target, even if there is a corresponding change in base salary at the time the incentive percentage target is changed. For example, a grade level change in April results in an IC percentage target change from 5% to 10% and a base salary change from $35,000 to $40,000. The base salary on October 1 is $40,000. The dollar target is calculated by:

$40,000 × 5% × 4/12 =	667
$40,000 × 10% × 8/12 =	2,667

TOTAL dollar target:	3,334

    •        Leave of Absence

        If a participant takes a leave of absence in excess of 30 consecutive days, either paid or unpaid, during the performance period, he or she may be eligible for a prorated award at the discretion of the Executive Committee member for that line of business and Corporate Compensation.

    •        Terminations

        If a participant retires, becomes disabled or dies during the performance period, or is terminated due to a staff reduction or position elimination, he or she may be eligible for a prorated award at the discretion of the Executive Committee member for that line of business and Corporate Compensation. In the event of death, any incentive award is made to the beneficiary named in the company paid life insurance program.

Weightings

        Incentive Compensation objectives are weighted to reflect the position's impact on company, business unit and individual goals.

	Senior Leadership Team (directors, senior directors, vice presidents and SVP's)
			Managers (with direct supervisory responsibility)
				All Other Eligible Exempts
2001 Weightings	LOB	BSG
Company EBITDA	25%	50%	25%	25%
LOB or BSG Financial Drivers*	50%	25%	25%	25%
Associate Satisfaction**	25%	25%	25%
Individual Expectations			25%	50%

*
The LOB/BSG executive has the flexibility to establish targets—by individuals—that are important for success for their respective area.

**
Some participants, such as NAMs, may have more emphasis on client relationships than Associate Satisfaction. Each LOB/BSG executive can determine how they want to distribute the weightings for these positions, other than 25% must still be tied to Company EBITDA.

Payment Components

        All performance goals should be established and communicated at the beginning of the Plan year or within 30 days of becoming a participant in the Plan. The degree to which these performance goals are accomplished may have an impact on the level of incentive earned from the Plan.

        Company Financial Performance:    Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is the measurement that determines 25%-50% of a participant's payment (see Weightings Chart above). The Board of Directors of the company approves the EBITDA target to be achieved for minimum, target and maximum payouts.

        LOB or BSG Financial Drivers:    There are a number of financial measures that can be used to determine success for a particular area or individual. Your President or Executive Vice President will determine what measures will be used for your LOB, BSG, or you individually.

        Associate Satisfaction:    In 2000, the first associate satisfaction survey was conducted as part of the Employer of Choice initiative. From the analysis of this survey, 18 items were identified as being "predictive" items; if the percent favorable scores on these 18 items increases, there should be notable movement toward realizing our goal of being recognized as an Employer of Choice within our industry peer group. A numeric target has been set either by LOB/BSG, or if appropriate, by facility. A list of the 2001 targets can be found in Attachment A.

        These targets have not been set by using a flat percentage increase over the average score of the same 18 items from the 2000 survey, but as a percent of the "potential for change". We have set a goal for Alliance Data Systems to grow our associate satisfaction by 16% a year. Each of the targets in Attachment A were calculated using this same growth percentage. As an example, here is the formula used to determine the 2001 target for the Alliance consolidated score of 64:

2000 Base Score* = 57

100 - 57 = 43
(100 - 2000 Base Score* = Potential for Change)

43 × 16% = 6.88
(Potential for Change × Alliance Organizational Improvement = Increase Needed)

57 + 7 = 64
(2000 Base Score* + Increase Needed = Target Percent Favorable for 2001 Survey)

* Average of 18 items selected for 2001 Survey

        Individual Expectations:    From the Weightings chart, you can see some participants will have 25%-50% of their payment based upon the achievement of individual expectations or team strategic imperatives (or action steps to accomplish the strategic imperatives) as determined between the participant and his or her manager. A form is attached to facilitate the setting of the Individual Expectations. If a participant is being held accountable for a company-level strategic imperative (or an action item to accomplish the strategic imperative for the LOB/BSG), that form may also be used. Regardless of the form used, what will be required at the end of 2001 is an overall percentage of achievement of the Individual Expectations to determine the dollar payment for this component.

Payment Calculations

        Attachment B:    Identifies the relationship between level of performance and the percentage to be paid for the achievement of Company EBITDA, LOB or BSG financial drivers, and Individual Expectations targets. A minimum of 80% must achieved for any payment to be received; performance of 120% or greater equals the maximum payment of 150%. In addition, in order for Individual Expectations to be achieved at something greater than 100%, the Company EBITDA, LOB or BSG financial drivers results must be 100% or better.

        Attachment C:    Identifies the relationship between level of performance and the percentage to be paid for achievement of Associate Satisfaction Survey result targets. If there is no movement from the

2000 Base Score, or the results drop below the 2000 Base Score, there will be no payment for this component.

Payment Timing

        Incentive compensation earned for the 2001 Plan year is paid in the first quarter of the following year. A participant must be actively employed on the date payment is made to receive their award. Any participant who is on an approved leave of absence or disability, but still on active status, will receive their payment even if they are not actively at work on the date payment is made.

Other Terms and Conditions

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  All decisions by the Company will be final in the interpretation and administration of the Plan and shall lie within the Company's sole and absolute discretion. Decisions shall be final, conclusive, and binding on all parties concerned.

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  Participant's rights under the Plan may not be assigned or transferred in any way.

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  The Alliance Data System's 2001 Incentive Plan may be amended, modified, suspended or terminated by the Company at any time, without prior consent by or prior notice to associates. The Compensation Committee at its sole discretion may change objectives at any time without prior consent by or prior notice to associates.

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  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make other segregation of assets to assure the payment of the amounts under the Plan. Rights to the payment of amounts under the Plan shall be no greater than the rights of the Company's general creditors.

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  Texas state law governs the validity, construction, interpretation, administration, and effect of the Plan, and rights relating to the Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Texas.

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  All applicable employment and tax deductions plus 401(k) contribution deferrals will be withheld from the incentive payout.

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  No associate has the right or is guaranteed the right to participate in the Plan by virtue of being an associate or fulfilling any specific position with Alliance Data Systems. Selection for participation in the Plan is solely within the discretion of the Compensation Committee. Alliance Data Systems may offer participation in the Plan to additional associates or terminate the participation of any Participant in the Plan at any time during the Plan Year.

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  Revenues and earnings classified as "windfalls" or business losses may or may not be excluded in whole or in part from the calculation of EBITDA at the discretion of the Compensation Committee.

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  Notice to participate in the Plan shall not impair or limit the Company's rights to transfer, promote, or demote plan participants to other jobs or to terminate their employment. Nor shall it create any claim or right to receive any payment under the Plan or any right to be retained in the employ of Alliance Data Systems.

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  The Plan is established for the current fiscal year. There shall be no obligation on the part of the Company to continue the Plan in the same or a modified form for any future years.

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  In the event that a Participant has a dispute concerning the administration of this Plan, it shall first be submitted in writing to the Executive Vice President and Chief Administrative Officer of the Company. In the event that this Executive Vice President and Chief Administrative Officer does not provide a response satisfactory to the Participant within 30 business days, the

    Participant may submit the dispute in writing within five business days thereafter to the Executive Committee, whose decision regarding the dispute shall be final and binding on each Participant or person claiming under the Plan.

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  The Plan is effective January 1, 2001, and supersedes and replaces all previous Incentive Compensation Plans. All such previous plans, unless earlier terminated, are terminated at midnight, December 31, 2000. If not renewed by the Compensation Committee or their designated representative, the Plan will automatically terminate on December 31, 2001.

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  In the event the associate's performance is below satisfactory standards, he or she may receive reduced or no incentive compensation regardless of the performance results of the company, LOB, or BSG, at the discretion of the company.

Attachment A

TARGET PERCENT FAVORABLE FOR 2001 ASSOCIATE SATISFACTION
FOR 100% PAYOUT ON IC COMPONENT

Group	2001 Target
Mike Parks (Alliance consolidated)	64
BP&D Consolidated	58
Consumer Data Base Marketing	58
CIS Consolidated	61
San Antonio	59
Reynoldsburg	64
All Other	60
Network Consolidated	57
Buffalo Grove	59
Johnson City	59
Lenexa	61
All Other	54
Retail Consolidated	66
Broad Street	65
Lenexa	64
Northglenn	69
Reno	73
Voorhees	64
Westerville Operations	74
Bank Operations	56
Other Operations	62
All Other	64
Utilities Consolidated	62
Walnut Street	62
All Other	62
Corporate Staff (combines Finance, HR, and Legal)	65

2000 base line scores can be obtained from your Human Resource Executive if you have questions about how the 2001 target was set.

Attachment B

PERFORMANCE/PAYOUT TABLE FOR EBITDA, FINANCIAL DRIVERS AND INDIVIDUAL EXPECTATIONS

% of Objective(s) Achieved (Company, LOB/BSG and Individual*)		% Payout (Company, Business Unit and Individual)
> 80%		0%
80	% (Threshold Perf.)	65	% (Threshold Payout)
81%		67%
82%		69%
83%		70%
84%		72%
85%		74%
86%		76%
87%		77%
88%		79%
89%		81%
90%		83%
91%		84%
92%		86%
93%		88%
94%		89%
95%		91%
96%		93%
97%		95%
98%		96%
99%		98%
100	% (Target Perf.)	100.0	% (Target Payout)
101%		102.5%
102%		105.0%
103%		107.5%
104%		110.0%
105%		112.5%
106%		115.0%
107%		117.5%
108%		120.0%
109%		122.5%
110%		125.0%
111%		127.5%
112%		130.0%
113%		132.5%
114%		135.0%
115%		137.5%
116%		140.0%
117%		142.5%
118%		145.0%
119%		147.5%
120	% (Max Perf. Payable)	150.0	% (Maximum Payout)
> 120%		150.0%

*
Company EBITDA or LOB/BSG financial drivers must be at 100% or better in order for Individual Expectations to be paid above 100% of target.

Attachment C

Payout Target for Associate Satisfaction Results

% Achievement	% Payout
2000 Base Score or less	0%
2001 Score of 60-63
OR	25%
90-92% of target
2001 Score of 64-66
OR	50%
93-95% of target
2001 Score of 67-70
OR	75%
96-98% of target
2001 Score of 71-75
OR	100%
99-102% of target
2001 Score of 76-79
OR	125%
103-109% of target
2001 Score of 80 or greater
OR	150%
110% or greater of target

        The 2001 survey results must be greater than your 2000 base score for any payment to be realized. There are two thresholds for payment. Either the 2001 score falls into the ranges above or the results achieved in 2001 fall into the percentage achieved of your target, whichever results in the higher pay out. Examples:

Example One:	Example Two:
2000 Base Score: 63	2000 Base Score: 51
2001 Target: 69	2001 Target: 59
2001 Results: 66 (96% of target)	2001 Results: 54 (92% of target)
Payment would be at 75%	Payment would be at 25%

Alliance Data Systems
2001 Incentive Compensation Plan
Individual Expectations

Name:	Target IC (%)
Position Title:	Grade Level:
	Ratings		(e) Overall Perf. Score % (c x d)
(a) Specific Expectations/Standards of Measure (Deliverables to be Achieved)
(b) Accomplishments/Results (Actual Results Achieved in Performance Period)	(c) Weighting %	(d) Actual Perf. %
1.
2.
3.
4.
5.
100%
Total Score on Specific Expectations (add column "e"); >
Signed by: Associate	Manager

QuickLinks

2000 Base Score* = 57
100 - 57 = 43 (100 - 2000 Base Score* = Potential for Change)
43 × 16% = 6.88 (Potential for Change × Alliance Organizational Improvement = Increase Needed)
57 + 7 = 64 (2000 Base Score* + Increase Needed = Target Percent Favorable for 2001 Survey)
TARGET PERCENT FAVORABLE FOR 2001 ASSOCIATE SATISFACTION FOR 100% PAYOUT ON IC COMPONENT
2000 base line scores can be obtained from your Human Resource Executive if you have questions about how the 2001 target was set.
Attachment B
PERFORMANCE/PAYOUT TABLE FOR EBITDA, FINANCIAL DRIVERS AND INDIVIDUAL EXPECTATIONS
Payout Target for Associate Satisfaction Results
Alliance Data Systems 2001 Incentive Compensation Plan Individual Expectations